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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report
(Date of Earliest Event Reported)                   Commission File Number:
December 17, 1997                                           0-16011




                           WATSON GENERAL CORPORATION
                 (Name of small business issuer in its charter)




        CALIFORNIA                                         95-2873757
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation of organization                        Identification No.)

  12265 W. BAYAUD AVE #110                                    80228
      LAKEWOOD, CO
 (Address of principal                                      (Zip Code)
  executive offices)

Issuer's telephone number:  (303) 986-8011


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 17, 1997, Watson General Corporation (the "Company") acquired all of the outstanding capital stock of Advanced Tank Certification, Inc. ("ATC"), a Tennessee corporation, for an aggregate of $3.3 million in cash and stock. ATC was considered the fourth largest provider of statistical inventory reconciliation (SIR) services in the United States. ATC operations will be consolidated at the Company's Lakewood, Colorado headquarters in order to eliminate duplication and increase efficiencies.

         In connection with the acquisition, the Company has secured term and acquisition financing from BankBoston, N.A. Pursuant to the agreement, the Company has obtained $3,700,000 on a term loan due December 31, 2000 and bearing interest at the BankBoston Bas Rate plus 2-1/2%. The agreement contains a number of restrictive covenants as well as other obligations of the Company. The Company intends to use this financing to facilitate the ATC acquisition, to pay current debt, to facilitate prospective acquisitions and for working capital purposes. The agreement with BankBoston provides that additional financing can be made available to the Company for approved future acquisitions.

         Copies of the Primary Stock Purchase Agreement and Contingent Stock Purchase Agreement with respect to the ATC acquisition, as well as the Term Loan and Acquisition Line Agreement between the Company and BankBoston, are attached to this report on Form 8-K as exhibits hereto and are incorporated by this reference.

ITEM 5.  OTHER EVENTS.

         On December 16, 1997, the Board of Directors elected three new officers of ATC as senior executives and officers of the Company.

         JAMES B. GRANT, who was the President and Chief Executive Officer of ATC, has been appointed the Company's Vice President of Corporate Development. Mr. Grant has been with ATC since 1988 and was instrumental in broadening its mix of services as well as attracting key customers. Previously, he worked with the Tennessee Valley Authority (TVA).

         ERICA BENGSTON, who was the Chief Operating Officer and
Secretary/Treasurer of ATC, has been named Chief Operating Officer of the Company. She has been with ATC since 1987 and also worked



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as Director and Chief Analyst of the SIR department, maintaining frequent contact with customers and regulators.

         DAVID BOOTH, who has been a Vice President of ATC, has been appointed the Chief Financial Officer, Secretary and General Counsel of the Company. He began providing legal services to ATC in 1988 and became its General Counsel in 1993.

         The Company's common stock currently is listed on the NASDAQ Small Cap Market. New listing standards have been adopted by NASDAQ, and currently listed companies will have until February 23, 1998 to comply with the new continuing inclusion requirements. As of the date hereof, the Company satisfies all of the new requirements with one exception, which requires a listed Company to have either Net Tangible Assets of $2.0 Million, Market Capitalization of $35.0 Million or Net Income (in latest fiscal year or 2 of the last 3 fiscal years) of $500,000 or more. With regards to the Market Capitalization requirement, if the market price of the Company's Common Stock as reported on NASDAQ is not less than $1.84 per share, then the Company will satisfy the Market Capitalization requirement and will avoid being delisted from the NASDAQ Small Cap Market. On December 29, 1997, the closing price of the Common Stock of the Company reported on the NASDAQ Small Cap Market was $1.625. There can be no assurances that the Company will be able to comply with the new continuing inclusion requirements of the NASDAQ Small Cap Market. Delisting could have a material adverse effect on the market for the Company's Common Stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a) Financial Statements.

As of the date of this Current Report on Form 8-K, it is impracticable for the registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 17, 1997.

(b) Pro Forma Financial Information.

As of the date of this Current Report on Form 8-K, it is impracticable for the registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 17, 1997.



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(c.)     Exhibits.

Exhibit 10.1   Primary Stock Purchase Agreement
Exhibit 10.2   Contingent Stock Purchase Agreement
Exhibit 10.3   Term Loan and Acquisition Line Agreement
Exhibit 10.4   Stock Pledge Agreement
Exhibit 10.5   Security Agreement
Exhibit 10.6   Intercreditor Agreement






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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WATSON GENERAL CORPORATION




Date:  December 30, 1997               By  /s/ Dan R. Cook
                                          --------------------------------
                                       Dan R. Cook,
                                       Chief Executive Officer






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                                 EXHIBIT INDEX

  Exhibit
    No.                         Description
  --------                      -----------
Exhibit 10.1   Primary Stock Purchase Agreement
Exhibit 10.2   Contingent Stock Purchase Agreement
Exhibit 10.3   Term Loan and Acquisition Line Agreement
Exhibit 10.4   Stock Pledge Agreement
Exhibit 10.5   Security Agreement
Exhibit 10.6   Intercreditor Agreement